                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.


--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                 [Simula Logo]

          ------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 OF SIMULA, INC.

                           TO BE HELD ON JUNE 22, 2000
          ------------------------------------------------------------

         The 2000 Annual Meeting of Stockholders of Simula, Inc. (the "Company") will be held at the Grace Inn, 10831 South 51st Street, Phoenix, Arizona 85044, on Thursday, June 22, 2000, at 9:00 a.m. for the following purposes:

         1. To elect three Directors to the class of Directors whose three-year terms will expire in 2003; and

         2. To transact such other business as may properly come before the meeting.

          April 21, 2000 was the record date for the determination of the Stockholders entitled to notice of, and to vote at, this meeting. The list of Stockholders entitled to vote at this meeting is available, upon advance request, at the offices of Simula, Inc., 2700 North Central Avenue, Suite 1000, Phoenix, Arizona 85004 for examination by any Stockholder.

          WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS SOLICITED BY AND ON BEHALF OF THE SIMULA, INC. BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THIS MEETING.



                                    By Order of the Board of Directors



                                    Bradley P. Forst
                                    Secretary and General Counsel

Phoenix, Arizona
May 8, 2000

                                  SIMULA, INC.

                            2700 NORTH CENTRAL AVENUE
                                   SUITE 1000
                             PHOENIX, ARIZONA 85004


                         ------------------------------

                                 PROXY STATEMENT
                         ------------------------------


                                     GENERAL

          Proxies in the form enclosed are solicited by the Board of Directors of Simula, Inc. (the "Company") for use at the 2000 Annual Meeting of Stockholders of the Company to be held on June 22, 2000. Proxy materials were mailed on or about May 8, 2000, to Stockholders of record as of the close of business on April 21, 2000.


PROXIES

          Execution of the enclosed proxy will not in any way affect a Stockholder's right to attend the meeting and vote in person. Stockholders giving proxies may revoke them at any time before they are exercised by filing with the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the meeting and voting in person.

          The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward proxy materials to beneficial owners of stock. Solicitation by the Company will be by mail.


ANNUAL REPORT

          The Company's Annual Report accompanies this proxy. The Company's Report on Form 10-K for the year ended December 31, 1999, was filed with the United States Securities and Exchange Commission ("SEC") on April 14, 2000. The Form 10-K is not incorporated by reference herein. The Form 10-K, as amended, is available in the Annual Report, on the SEC's EDGAR web site (www.freeedgar.com), and at www.Simula.com. Additionally, the Form 10-K and any exhibit will be furnished to any person who contacts the Company.


                                VOTING SECURITIES

          As of April 21, 2000, the record date for Stockholders entitled to vote at the meeting, there were 11,104,328 outstanding shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. Cumulative voting for the election of

Directors is permitted. A majority of the total number of shares of Common Stock outstanding constitutes a quorum. If a quorum is represented in person or by proxy at the Annual Meeting, the affirmative vote of a majority of the shares will constitute the approval of the Stockholders. Votes cast by proxy or in person at the meeting will be tabulated by the Company's stock transfer agent, the Corporate Secretary, and staff acting as election inspectors. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will be counted as not having been voted for purposes of determining approval of any matter. Under the rules of the New York Stock Exchange, if a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and a "broker non-vote" will have no effect on the voting on the matter. Subject to the foregoing, executed, duly returned proxies will be voted as directed. If no specification is made, shares represented by the proxy will be voted "for" matters presented for consideration.


              SECURITY OWNERSHIP OF CERTAIN PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

          The following table sets forth information with respect to the number of shares of Common Stock of the Company beneficially owned, as of April 1, 2000, by: (a) each person known to the Company to own more than five percent of the outstanding shares; (b) individual Directors; (c) Executive Officers; and
(d) all Directors and Executive Officers of the Company as a group. The backgrounds, ages, positions as an officer, and terms of Directors and Executive Officers are set forth in this proxy under "Nominees, Continuing Directors and Executive Officers."


                                                                               SHARES OWNED
                                                                         -----------------------
                         NAME OF BENEFICIAL OWNER                        NUMBER(1)  PERCENTAGE(2)

                         DIRECTORS AND EXECUTIVE OFFICERS:

                         Stanley P. Desjardins(3)                        3,273,414            29%
                         Donald W. Townsend(4)                             845,449             7%
                         Bradley P. Forst(5)                               501,209             4%
                         James A. Saunders(6)                              436,747             4%
                         James C. Dodd(7)                                  137,463             1%
                         Joseph W. Coltman(8)                               53,643              *
                         James C. Withers(9)                                46,650              *
                         Robert D. Olliver(10)                              44,650              *
                         John M. Leinonen(11)                               34,550              *
                         Lon A. Offenbacher(12)                                -0-              *
                         S. Thomas Emerson(13)                              27,000              *
                         All Directors and Executive Officers as         5,400,720            49%
                         a group(14)
                         (11 persons)

                         5% STOCKHOLDERS:

                         Levine Leichtman Capital Partners II,             850,000           7.1%
                         LP(15)                                            527,350           4.7%
                         Dimensional Fund Advisors Inc.(16)

---------------------------------------

(1) An * indicates ownership of less than 1% of the outstanding Common Stock. The number of shares shown in the table, including the notes thereto, have been rounded to the nearest whole share. Includes, when applicable, shares owned of record by such person's spouse and by other related individuals, trusts, and entities over whose shares of Common Stock such person has custody, voting control or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days of April 1, 2000 by the exercise of stock options other than options pursuant to the Employee Stock Purchase Plan.

(2) The percentages shown include the shares of Common Stock which the person will have the right to acquire within 60 days of April 1, 2000, other than through the Employee Stock Purchase Plan. In calculating the percentage of ownership, all shares of Common Stock which the identified person will have the right to acquire within 60 days of April 1, 2000, upon the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.

(3) The address of Mr. Desjardins and all other Directors and Executive Officers is 2700 North Central Avenue, Suite 1000, Phoenix, Arizona 85004.

(4) Includes options to purchase 799,800 shares of Common Stock, which are presently exercisable.

(5) Includes options to purchase 500,000 shares of Common Stock, which are presently exercisable.

(6) Includes options to purchase 430,000 shares of Common Stock, which are presently exercisable.

(7) Includes options to purchase 135,000 shares of Common Stock, which are presently exercisable.

(8) Includes options to purchase 51,250 shares of Common Stock, which are presently exercisable.

(9) Includes options to purchase 45,750 shares of Common Stock, which are presently exercisable.

(10) Includes options to purchase 43,437 shares of Common Stock, which are presently exercisable.

(11) Includes options to purchase 34,500 shares of Common Stock, which are presently exercisable.

(12) Mr. Offenbacher is precluded by the policy of his employer from owning options or stock in companies in which its employees are directors.

(13) Includes options to purchase 27,000 shares of Common Stock, which are presently exercisable.

(14) Messrs. Desjardins, Townsend, Forst and Saunders (the "Principal Shareholders") have each filed Schedule 13D ownership statements and are parties to a certain Investor Rights Agreement between themselves, the Company and Levine Leichtman Capital Partners II, L.P. ("LLCP") dated December 31, 1999. Under the Investor Rights Agreement, the Company and the Principal Shareholders granted LLCP certain monitoring and other rights. More specifically, LLCP has the right to have two representatives or one representative and one advisor at all meetings of the Board of Directors, committees of the Board of Directors, and shareholder meetings. In addition, LLCP also has the same right to notice of the meetings as the Directors, access to an agenda, access to all information that is provided to Directors at such meetings, and copies of all minutes for such meetings. Moreover, LLCP has the right to monthly operating meetings with two members of senior management of the Company and two representatives of Levine Leichtman Capital Partners, Inc. to review the financial condition of the Company. In addition, if an event of default occurs under the Securities Purchase Agreement, LLCP would have the right to require the Company to cause to be elected to the Company's Board of Directors an individual designated by LLCP and such LLCP representative would remain a duly elected or appointed member of the Board until the later of: (a) 180 days following such election or appointment, or (b) the date of the next annual shareholders' meeting at which Directors are to be elected. In connection with any such election or appointment, each Principal Shareholder has agreed that he will vote all shares of capital stock of the Company owned beneficially and of record by him, whether owned at the time of the signing of the Securities Purchase Agreement or thereafter acquired, so that the LLCP representative may be elected for the period described above. In addition, LLCP has certain co-sale rights under which each Principal Shareholder must offer LLCP the right to sell or transfer shares of the Company alongside such Principal Shareholder if such Principal Shareholder sells or transfers some or all of his shares.

(15) LLCP has filed a Schedule 13D ownership statement with the SEC. The address of LLCP is 335 North Maple Drive, Suite 240, Beverly Hills, California 90210. The figure in the Schedule 13D represents shares of Common Stock underlying warrants held by LLCP issued in connection with the Securities Purchase Agreement between the Company and LLCP on December 31, 1999. The warrants are exercisable by LLCP at any time before December 31, 2006 at $5.00 per share, subject to adjustment in certain circumstances.

(16) Dimensional Fund Advisors Inc. ("Dimensional Fund") has filed a Schedule 13G ownership statement with the SEC, but does not currently own more than 5% of the outstanding shares of Common Stock of the Company. Dimensional Fund is an investment advisor under the Investment Advisors Act of 1940 and the shares of the Company Common Stock are owned by advisory clients of Dimensional Fund. Dimensional Fund disclaims all beneficial ownership of the shares of the Company Common Stock. The address of Dimensional Fund is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS


NOMINATION PROCESS

          The Amended and Restated Articles of Incorporation of the Company provide for a Board of Directors of not less than two nor more than fifteen members, which number may be altered as provided in the Company's bylaws. Vacancies occurring during a term may be filled by the Company's Board of Directors for the remainder of the full term. The Board members are classified. Classification results in the Company "staggering" the terms of members of the Board of Directors so that only a portion of the Directors are elected at each Annual Meeting of Stockholders. Directors serve for a three year term.

          Messrs. Leinonen, Olliver and Saunders have been nominated for re-election as members of the Board for a three year term expiring in 2003. Pursuant to the provisions of Arizona General Corporation Law and the Company's Bylaws, at each election for Directors, every Stockholder is entitled to cumulative voting at such election and thus has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected or to cumulate his or her votes by giving one candidate as many votes as the number of such Directors multiplied by the number that his shares equal, or by distributing the voting of such shares on the same principle among any number of such candidates.

          It is intended that the proxies will be voted for the nominees or for a substitute nominee, in the case of any nominee who becomes unavailable, on a pro rata noncumulative basis among the nominees unless instructions to the contrary are indicated on the proxy form.

          The Board of Directors, assuming election of the slate, will be classified as follows:

           TERM EXPIRING 2001                      TERM EXPIRING 2002                    TERM EXPIRING 2003
           ------------------                      ------------------                    ------------------
          Lon A. Offenbacher                        James C. Withers                      John M. Leinonen
          Stanley P. Desjardins                     Bradley P. Forst                      Robert D. Olliver
          Donald W. Townsend                        S. Thomas Emerson                     James A. Saunders


NOMINEES, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth certain information about the nominees for election as Directors and those continuing as Directors, and includes additional information about the Company's Executive Officers.

                       NAME                AGE                           POSITION
                       ----                ---                           --------

             Stanley P. Desjardins         69      Chairman of the Board of Directors
             Donald W. Townsend            60      Chief Executive Officer, President and Director
             James A. Saunders             41      Executive Vice President, Chief Operating Officer,
                                                   and Director
             Bradley P. Forst              46      Executive Vice President, General Counsel, Secretary
                                                   and Director
             James C. Dodd                 57      Executive Vice President, Chief Financial Officer,
                                                   and Treasurer
             Joseph W. Coltman             43      Executive Vice President - Technology
             James C. Withers              66      Director
             Robert D. Olliver             73      Director
             John M. Leinonen              62      Director
             Lon A. Offenbacher            46      Director
             S. Thomas Emerson             59      Director


DIRECTOR NOMINEES

         John M. Leinonen. Mr. Leinonen is Vice President, Automotive Business Development, for Exponent Failure Analysis Associates, Inc., an analytical, testing, and safety engineering services firm. From 1960 to 1995, Mr. Leinonen was employed by Ford Motor Company, where for over a 22 year period he directed all activities in Ford's automotive safety office, including vehicle safety assurance, safety regulations and planning, and production vehicle safety and compliance. Mr. Leinonen was President of the Society of Automotive Engineers ("SAE") in 1995, and has served six years as a member of SAE's Board of Directors. Mr. Leinonen is a Registered Professional Engineer.

         Robert D. Olliver. Mr. Olliver has served as a Director of the Company since its initial public offering in 1992. Mr. Olliver is the Director of Risk Management Services for Acordia of Arizona, based in Phoenix, Arizona. Mr. Olliver has over 50 years experience in the insurance business. Acordia of Arizona has been the general agent for the Company's insurance programs since 1987.

         James A. Saunders. Mr. Saunders has served as Executive Vice President and Chief Operating Officer of the Company since January 1999 and as a Director since February 1999. From 1995 until his appointment as Chief Operating Officer, Mr. Saunders was president of Simula Automotive Safety Devices, Inc. From 1989 to 1995, Mr. Saunders was president of Southtech, Inc., a subsidiary of the Company which was sold to Unocal Corporation in 1995. Prior to joining the Company, Mr. Saunders was a principal of Pillar Financial Corporation, an asset-based lender of work-in-process financing. Mr. Saunders received his B.A. degree from Arizona State University and is a Masters of Business Administration degree candidate for May 2000.

CONTINUING DIRECTORS

         Stanley P. Desjardins. Mr. Desjardins founded the Company in 1975 and has served as its Chairman since that time. He was President from 1975 until October 1994. Mr. Desjardins pioneered crashworthy seating technology for the United States armed forces and continues to work on technology development as a recognized world expert in the field. He has over 40 years of experience in research, design and development of aerospace systems and components, including over 30 years in research and development of technology and manufacturing of products for improving survival in vehicle crashes. Prior to forming the Company, Mr. Desjardins was Manager of Aircraft Safety for a division of Ultrasystems, Inc., where he managed research programs involving the crashworthiness of aircraft seating and restraint systems. From 1958 to 1968, he held various positions in missile programs with Thiokol Chemical Corporation. His work has resulted in several United States patents related to energy-absorption and rocket nozzle design. He is the author or co-author of 28 technical articles related to his research. Mr. Desjardins is a member of the American Helicopter Society, the SAFE Association, the Governor's Science and Technology Council (Arizona), the Advisory Council for Aerospace Safety Education (CASE) -- Embry Riddle Aeronautical University, and is on the Dean's Engineering Advisory Councils for both the University of Idaho and Arizona State University.

         Donald W. Townsend. Mr. Townsend has served as Chief Executive Officer of the Company since December 1998 and President since October 1994. He was Executive Vice President from 1989 to 1994, Treasurer and Secretary from 1986 until 1994, and has been a Director since 1989. Prior to joining the Company in 1985, Mr. Townsend was employed by Walled Lake Door Company, a manufacturer of wooden doors, in positions as Vice President of Finance, Chief Financial Officer, Director, and Controller. Mr. Townsend is a Certified Public Accountant.

         Bradley P. Forst. Mr. Forst joined the Company as Vice President, General Counsel, Secretary, and Director in 1995 and became Executive Vice President in December 1998. Prior to joining the Company, Mr. Forst was engaged in the private practice of law in Phoenix, Arizona, from 1985 to 1995. Included among his clients was the Company, for whom he provided corporate, finance, and securities legal services for a number of years. Prior to entering private practice in Phoenix, Mr. Forst was an attorney in the head office legal department of Shell Oil Company based in Houston, Texas. Mr. Forst received his J.D. in 1978 and his LL.M. from Columbia University School of Law in 1981.

         James C. Withers. Mr. Withers has served as a Director of the Company since its initial public offering in 1992. Mr. Withers is the Chief Executive Officer of Materials and Electrochemical Research Corporation based in Tucson, Arizona. He has served in that capacity since 1985. From 1986 to 1988, Mr. Withers was President and Chief Executive Officer of Keramont Research Corporation, also based in Tucson, Arizona.

         Lon A. Offenbacher. Mr. Offenbacher has been a Director since September 1998. He is Product Line Director-Occupant Protection Systems for Delphi Automotive Systems. Mr. Offenbacher has numerous years experience in development, engineering, and supply of automotive components and systems. He serves as Chairman of the Automotive Occupant Restraint Council, an industry trade association.

         S. Thomas Emerson. Dr. Emerson is the recent past President and CEO of the Arizona Technology Incubator ("ATI") based in Scottsdale, Arizona. ATI is a public/private partnership which guides and mentors promising high technology companies. On May 1, 2000, Dr. Emerson became the Director of the Donald H. Jones Center for Entrepreneurship, Carnegie Mellon University, Pittsburgh, Pennsylvania. From 1992 to 1998 he was President, CEO, and Chairman of Xantel Corporation. Xantel is a provider of software products for computer telephone integration systems. From 1984 to 1992, Dr. Emerson was President, CEO, and Chairman of Syntellect Inc. Syntellect is a manufacturer of voice processing systems for computer and telephone communications. He holds degrees in physics from the Massachusetts Institute of Technology and Rice University.

OTHER EXECUTIVE OFFICERS

         James C. Dodd. Mr. Dodd was named Executive Vice President and Chief Financial Officer in March 1999. Mr. Dodd served from 1996 to 1999 as CFO and Chief Operating Officer of Crown Point Publishing, Inc., publisher of The Red Chip Review. Prior to joining Crown Point Publishing in 1996, Mr. Dodd spent five years as Senior Vice President and CFO of Marker International, a manufacturer of ski bindings and clothing. Mr. Dodd began his career with Arthur Andersen & Co. in Portland, Oregon in 1968, where he was a partner for 10 years before leaving the firm.

         Joseph W. Coltman. Mr. Coltman was named Executive Vice President - Technology in February 2000. Mr. Coltman has served as President of Simula's research, development and testing subsidiary, Simula Technologies, Inc., since January 1997. Prior to January 1997, Mr. Coltman spent 17 years in Simula's government and defense business working in various R&D, business development and executive management capacities. Mr. Coltman has authored over 30 major technical reports related to human tolerance, crash survivability and ballistic protection and currently holds one patent and one patent pending. Mr. Coltman received his B.S. degree in Mechanical Engineering in 1978 and M.S.M.E. degree in 1981, both from Pennsylvania State University.


DIRECTOR COMPENSATION

         In 1999, Directors who were not Executive Officers received $5,000 annual cash compensation for their services in that capacity to cover expenses. Directors who are employees of the Company did not receive such additional compensation for their services as Directors. Outside Directors are also awarded options to purchase 15,000 shares upon commencement of service, and 1,500 shares each year thereafter. Outside Directors who were serving the Company on March 24, 1999 also received a one-time option award to purchase 6,000 shares instead of the customary annual 1,500 shares for that year.


BUSINESS OF THE BOARD OF DIRECTORS

         During the fiscal year ended December 31, 1999, the Company's Board of Directors held four meetings. All Directors were present at all meetings except Mr. Emerson, who was elected in June and attended three meetings.


AUDIT COMMITTEE

         The Board of Directors has, since 1995, maintained an Audit Committee comprised solely of outside (non-employee) Directors. The Audit Committee is comprised of Messrs. Withers, Olliver, Leinonen, and Offenbacher who held one meeting during the fiscal year ended December 31, 1999. The Committee has functioned under corporate governance guidelines that define the Committee's functions to include selections of the Company's independent auditors, review compensation of the auditors, review financial statements, and meet periodically with the auditors and management to review financial statements and policies and procedures.

         The Audit Committee has received reports from legal counsel and independent auditors as to recent changes to the New York Stock Exchange listed companies' rules and new SEC guidelines with respect to audit committees, membership, and functions. The Committee believes that its practice to date was already largely in compliance with these rules. Additionally, however, in April 2000 the Board or Directors adopted a new charter for the Audit Committee (Appendix A). Commencing with the first quarterly report for the Company for the period ending March 31, 2000, the Audit Committee will review earnings releases and financial reports on a quarterly and annual basis. The Audit Committee will also perform such other functions as required by its expanded charter and in conformance with legal requirements. The Board of Directors has also agreed to a process to recruit one or more additional members for its Audit Committee who have special expertise or background with financial statements, audit, and accounting matters, and it expects to appoint such member or members during fiscal year 2000. The role of the Audit Committee includes the following:

         - reviewing the independence of the independent auditors and making recommendations to the Board of Directors regarding engaging and discharging independent auditors;

         - reviewing with the independent auditors the plan and results of auditing engagements;

         - reviewing significant nonaudit services provided by the independent auditors and the range of audit and nonaudit fees;

         - reviewing the scope and results of the Company's procedures for internal auditing and the adequacy of internal accounting controls;

         -    directing and supervising special investigations; and

         - supervising the Company's efforts to assure that its business and operations are conducted in compliance with the highest legal and regulatory standards applicable to it, as well as ethical business practices.


COMPENSATION COMMITTEE

         The Company's Compensation Committee consists of Messrs. Withers, Olliver, Offenbacher, and Leinonen, all of whom are outside (non-employee) Directors. The functions of the Compensation Committee are to review annually the performance of the Chief Executive Officer and to set and review compensation. Additionally, the Compensation Committee's role is to review compensation of outside (non-employee) Directors for service on the Company's Board of Directors and for service on committees of the Company's Board of Directors, and to review the level and extent of applicable benefits provided by the Company with respect to health and medical coverage, stock options and other stock plans and benefits. The Compensation Committee held two formal meetings during the fiscal year ended December 31, 1999. See "Report Of The Compensation Committee" and "Compensation Committee Interlocks and Insider Participation" in the following sections.


NOMINATING COMMITTEE

         The Nominating Committee consists of Messrs. Forst, Olliver, and Desjardins. The Committee's duties are to identify and propose candidates for Board seats and vacancies. The Nominating Committee will consider recommendations for Director nominees made by the Company's stockholders. Recommendations for next year's annual meeting must be made by notice in writing delivered or mailed by United States mail, first class postage paid, to Bradley
P. Forst, Executive Vice President, General Counsel,

Secretary and Director, and received by him not less than 30 days nor more than 60 days prior to any meeting called for the election of Directors; provided, however, that if less than 35 days' notice of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary of the Company not later than the close of the 7th day following the day on which notice of the meeting was mailed. The notice must contain certain information about each proposed nominee, including age, name, business and residence addresses, principal occupation, the number of shares of Company Common Stock beneficially owned and such other information as would be required to be included in a Proxy Statement soliciting proxies for the election of such proposed nominee.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires each Director and Executive Officer of the Company, and each person who owns more than ten percent (10%) of a registered class of the Company's equity securities to file by specific dates with the Securities and Exchange Commission (the "SEC") reports of ownership and reports of change of ownership of equity securities of the Company. Executive Officers, Directors, and 10% stockholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this Proxy Statement any failure of its Directors and Executive Officers to file by the relevant due date any of these reports during the Company's fiscal year. To the Company's knowledge, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 1999.


LIMITATION ON LIABILITY OF DIRECTORS

         The General Corporation Law of the State of Arizona, under which the Company is organized, was amended in full effective January 1, 1996. Subsequent to such modification of the Arizona Corporate Code, the Company, through resolution of its Board of Directors and approval of its Stockholders at the 1996 Annual Meeting, amended and restated its Articles of Incorporation, providing for the limitation or elimination of potential monetary liability of Directors of the Company to the fullest extent permitted by Arizona law. The Arizona Corporate Code limits or eliminates the liability of a director of a corporation for money damages in any action taken or not taken as a director in all instances except: (i) instances where a director receives financial benefits to which he is not entitled; (ii) any intentional infliction of harm on the corporation or its Stockholders; (iii) the making of unlawful distributions; and
(iv) intentional violations of criminal law.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Board of Directors has a policy that provides that all transactions between the Company and its Executive Officers, Directors, employees and affiliates are subject to the approval of a majority of disinterested Directors of the Board of Directors and will be on terms that are no less favorable to the Company than those that could be negotiated with unaffiliated parties.

          On October 15, 1999, the Company executed a $1 million Promissory Note to Stanley Desjardins, its Chairman of the Board of Directors. The Company executed another $1 million Promissory Note on December 15, 1999 to Mr. Desjardins. The proceeds borrowed under both notes were applied to working capital of the Company. Each note carries an interest rate of 12% and includes a placement fee of $20,000 to be paid upon maturity or any accelerated repayment of such note. Mr. Desjardins required certain officers of the Company to guarantee the initial note in the aggregate amount of $200,000. Messrs. Townsend, Forst, Saunders, and their respective spouses, personally guaranteed such note. The initial note was paid upon the completion of, and out of proceeds from, the Company's banking agreement with The CIT Group and Levine Leichtman Capital Partners II, L.P. ("LLCP") entered into on December 30th and December 31st, 1999 respectively. The remaining note provides for accelerated maturity when the Company repays the Five Million Dollar ($5,000,000) Note held by LLCP and due on September 30, 2000.

          Simula Safety Systems, Inc. ("SSSI"), a subsidiary of the Company, has been seeking to build or lease a new facility for its Applied Technologies Division ("ATD"). Throughout 1999, it negotiated with landowners as well as architects, developers and construction contractors. At December 31, 1999, SSSI had advanced approximately $670,000 toward the purchase, development and construction of a new facility for ATD, including approximately $300,000 in earnest money and related charges toward the purchase of a parcel of land in Gilbert, Arizona. In January 2000, Mr. Desjardins and his wife personally borrowed and contributed approximately $1,300,000 toward the purchase of this land, which was purchased to ensure the land's availability and to curtail further contractual and escrow extension costs associated with the land purchase contract. In March 2000, the Company entered into a letter of intent with, and is currently negotiating a triple-net lease with, a third party to finance the development and construction of this facility. Pursuant to the proposed construction financing and lease, which is scheduled to close on or before May 31, 2000, Mr. Desjardins would receive his investment in the land, including carrying charges, and a profit of approximately $13,500, representing interest earned by Mr. Desjardins above his carrying costs. In addition, SSSI would receive all amounts previously contributed by it toward the purchase, development and construction of the property to date. All financed costs, including the purchase price of the land and reimbursements to SSSI, will be taken into consideration by the party in determining the lease rate. In negotiating the amount to be received by Mr. Desjardins upon his sale of the property to the third party, the guiding principle has been to recover only that amount necessary to repay indebtedness Mr. Desjardins personally incurred to make the purchase and to receive a nominal return for the risk incurred by Mr. Desjardins.


                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is comprised of four outside (non-employee) Directors. The compensation of the Company's President and Chief Executive Officer is set by the Committee and the compensation of other Named Executive Officers is reviewed by the Committee.

         Since 1995 when the Committee adopted its current compensation policies, it has adhered to two criteria. First, that executive compensation should be competitive in the marketplace so that the Company can attract and retain qualified management. Second, that compensation increases should be aligned with increases in stockholder value.

         No base compensation increases were given to the President and Chief Executive Officer in 1999. Similarly, no cash bonuses were paid, and no options for Executive Officers were repriced, in 1999. These decisions reflect the Committee's view that the financial results of the Company did not support an increase in CEO compensation consistent with the criteria that any increases should align with increases in stockholder value.

         Notwithstanding these compensation decisions in 1999, the Committee acknowledges that the cash compensation paid to Executive Officers is below competitive levels generally. Assessing compensation going forward, the Committee will rely on independent compensation surveys based on a peer group of companies of similar, size, business type, and geographic area. The Committee also intends to establish a bonus program linked to achievement of financial objectives. Additionally, in achieving competitive compensation packages, the Committee believes that it should include opportunities for equity ownership.

          The Company has taken the position since 1995 that in lieu of, or to supplement, cash compensation, stock options motivate management to serve the Company in a manner that will provide the best overall return to stockholders. The Company believes that the grant of stock options to executive management achieves the objective of aligning compensation with increases in stockholder value. Commensurate with this policy, and in light of the fact that no cash compensation increase was made for the CEO in 1999, in March 1999 the Committee approved the grant of 150,000 additional stock options to Mr. Townsend.

          The Committee recognizes that in the current economic environment of technology company growth and changing workforces, the Company is at risk of losing members of executive management who may be recruited to join other enterprises. This potential is exacerbated by the fact that the Company's compensation levels may be below competitive levels generally and the Company has historically not paid annual bonuses. Additionally, currently all stock options held by every executive are "out of the money" and thus the incentive to the executives to continue employment is mitigated. Further, the Committee has adopted a policy that it will not reprice executive stock options. Finally, in connection with certain financings, executives agreed to guarantee indebtedness and to accept limitations on the right to sell personal stock holdings and waiver of other contractual rights, all of which limitations would expire if the individual voluntarily terminated employment. Accordingly, to address these issues the Committee, as it has since 1996, continues to favor the use of contracts providing employment protection, change in control protection, short stock option vesting schedules, and employee death benefit policies.

                                             Robert D. Olliver
                                             James C. Withers
                                             John C. Leinonen
                                             Lon A. Offenbacher

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the total compensation received by the Company's "Named Executive Officers" as defined by SEC Regulation S-K 402(a)3, comprised of the Chief Executive Officer and the next four most highly compensated executive officers of the Company whose total remuneration exceeded $100,000 for services rendered in all capacities to the Company, during the last three fiscal years.

                                                                                               LONG TERM
                                                                                              COMPENSATION
                                                        ANNUAL COMPENSATION                      AWARDS
                                              ------------------------------------------------------------
                                                                                               SECURITIES
                                                                              OTHER ANNUAL     UNDERLYING
NAME AND PRINCIPAL POSITION                   YEAR   SALARY(1)   BONUS(2)     COMPENSATION(4)    OPTIONS
Stanley P. Desjardins                         1999   $200,000
Chairman of the Board                         1998    200,000
                                              1997    200,000

Donald W. Townsend                            1999   $231,525                                    150,000
President                                     1998    228,000    $64,000                         125,000
Chief Executive Officer                       1997    200,000                                    238,200

James A. Saunders                             1999   $182,100                    $19,259(3)      150,000
Executive Vice President                      1998    148,000    $12,000                          80,000
Chief Operating Officer

Bradley P. Forst                              1999   $175,000                                    150,000
Executive Vice President                      1998    165,000    $45,000                          80,000
General Counsel and Secretary                 1997    140,000                                     93,750

James C. Dodd                                 1999   $127,990                                    150,000
Executive Vice President
Chief Financial Officer and Treasurer

---------------------------------------


(1) In addition to salary, nominal amounts are contributed by the Company as a match to the 401(k) accounts of Named Executive Officers. See "Executive Compensation -- 401(k) Profit Sharing Plan."

(2) This represented a one-time payment in 1998 to compensate for salary increases deferred in the prior three years.

(3)    Consists of tuition reimbursement payments.

(4) Perquisites and other personal benefits, securities or property in the aggregate do not exceed the threshold reporting level of the lesser of $50,000 or 10% of total salary and bonus for the Named Executive Officers.

STOCK OPTION AND BENEFIT PLANS

     Stock Option Plans

          In 1992, the Company adopted the Simula 1992 Stock Option Plan. The 1992 Plan provided for the issuance of up to 360,000 shares of the Company's Common Stock pursuant to grants made under the Plan. In August 1994, the Board of Directors adopted the 1994 Stock Option Plan, which was subsequently approved by the Stockholders of the Company at the Annual Meeting in June 1995. The 1994 Plan reserved up to 2,500,000 shares of Common Stock for issuance under the Plan. In February 1999, the Board of Directors adopted the 1999 Incentive Stock Option Plan, which was subsequently approved by the Stockholders of the Company at the Annual meeting in June, 1999. The 1999 Plan reserved up to 2,000,000 shares of Common Stock for issuance under the Plan. Through December 31, 1999, a total of 680,000 options had been granted under the 1999 Plan, 2,396,443 options had been granted under the 1994 Plan and all available options had been granted under the 1992 Plan.


     1992 Restricted Stock Plan

          In February 1992, the Company adopted the 1992 Restricted Stock Plan ("Restricted Stock Plan") authorizing the Company to grant to key employees of the Company and other individuals who provide services to the Company an aggregate of 19,500 shares of Common Stock. The Restricted Stock Plan is intended to allow the Company to provide awards of Common Stock to long-term employees who have provided valuable past services to the Company. The Restricted Stock Plan authorizes disinterested members of the Board of Directors to determine the persons to whom the restricted stock plan will be granted and the terms and conditions and restrictions of such awards. As of the date of this Proxy Statement, 4,623 shares have been issued under the Restricted Stock Plan.


     Options Granted under Plans

          In fiscal 1999, the Board of Directors granted a total of 916,880 stock options under the Plans. The following table sets forth information regarding options granted in 1999 to Named Executive Officers identified in the Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                                                                                                 POTENTIAL REALIZABLE
                                                    PERCENT OF                                     VALUE AT ASSUMED
                                       NUMBER OF      TOTAL                                          ANNUAL RATES
                                      SECURITIES     OPTIONS         EXERCISE                       OF STOCK PRICE
                                      UNDERLYING    GRANTED TO        OR BASE                      APPRECIATION FOR
                                       OPTIONS     EMPLOYEES IN       PRICE        EXPIRATION       OPTION TERM(1)
NAME                                   GRANTED      FISCAL YEAR       ($/SH)          DATE        5%($)        10%($)
----                                   -------     ------------       -------         ----      --------      -------
Donald W. Townsend                     150,000          16%           $5.1625         2009      $487,000    $1,234,154
James A. Saunders                      150,000          16%            5.1625         2009       487,000     1,234,154
Bradley P. Forst                       150,000          16%            5.1625         2009       487,000     1,234,154
James C. Dodd                          150,000          16%            5.1625         2009       487,000     1,234,154

---------------------------------------

(1) Calculated from a base price equal to the exercise price of each option, which was the fair market value of the Common Stock on the date of grant. The amounts represent only certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings cannot be predicted, and there can be no assurance that the gains set forth on the table will be achieved.

     Option Exercises and Values for 1999

                  The following table sets forth information with respect to the exercised and unexercised options to purchase Common Stock granted under the Company's stock option plans to the Named Executive Officers identified in the Summary Compensation Table and held by them at December 31, 1999:

                         FISCAL YEAR END OPTIONS VALUES

                                                  NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED IN-THE-MONEY
                                                OPTIONS AT FISCAL YEAR END          OPTIONS AT FISCAL YEAR END
NAME                                          (#) EXERCISABLE/UNEXERCISABLE        ($) EXERCISABLE/UNEXERCISABLE
----                                          -----------------------------        -----------------------------
Donald W. Townsend                                       679,800/-0-                                  -0-
James A. Saunders                                        340,000/-0-                                  -0-
Bradley P. Forst                                         430,000/-0-                                  -0-
James C. Dodd                                            -0-/150,000                                  -0-


DEFINED BENEFIT PENSION PLAN

          The Company adopted a non-contributory defined benefit pension plan as of November 1, 1980. To be eligible, participants must have completed six months of continuous service and have attained the age of 21. Benefits are based on the length of service and the participants' final pay (averaged over the five highest consecutive years of his last ten years of participation). The Company makes contributions to the plan based on actuarially-determined amounts. Messrs. Desjardins, Townsend, Forst, Saunders and Dodd are participants in the plan consistent with the normal terms and conditions of the plan.

          The following table sets forth the estimated annual benefits payable on retirement for specified earnings and years of service categories for participants.

                              PENSION PLAN TABLE(1)

                                                           YEARS OF SERVICE(2)
                               -----------------------------------------------------------------------------
        REMUNERATION               15              20              25               30              35
    ----------------------     -----------     -----------    -------------     ------------    ------------
             $50,000              $17,500         $17,500          $17,500          $17,500        $17,500
             100,000               35,000          35,000           35,000           35,000         35,000
             150,000               52,500          52,500           52,500           52,500         52,500
             200,000               70,000          70,000           70,000           70,000         70,000
             250,000               87,500          87,500           87,500           87,500         87,500
             300,000              105,000         105,000          105,000          105,000        105,000
             350,000              122,500         122,500          122,500          122,500        122,500

---------------------------------------

(1) The benefits illustrated above are payable from the Simula, Inc. Defined Benefit Pension Plan and the unfunded nonqualified Supplemental Retirement Plan of Simula, Inc. Benefits are calculated on a straight-life annuity basis. The compensation covered by the retirement plan includes all wages and salaries but excludes bonuses. Benefits under the retirement plan are not subject to deduction for Social Security or other offset amounts.

(2) As of December 31, 1999, Messrs. Desjardins', Townsend's, Saunders', Forst's, and Dodd's credited years of service were 19, 14, 4, 4, and 1, respectively.


401(k) PROFIT SHARING PLAN

         The Company's 401(k) Profit Sharing Plan (the "PSP") is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. The PSP was adopted effective November 1, 1989. The PSP is administered under a trust, and the Company's Directors are currently serving as its trustees. All employees of the Company who are 21 years or older, including its Executive Officers, are eligible to participate in the PSP after six months of employment with the Company.

         Under the PSP, participating employees have the right to elect their contributions to the PSP be made from reductions from compensation owed to them by the Company. In addition, the Company at its discretion can make contributions to the PSP of a percentage of a participant's annual compensation. In 1999, the Company match on all participant 401(k) contributions, including those of its Named Executive Officers, was 10% up to the first 6% of compensation. Participating employees are entitled to full distribution of their share of the Company's contributions under the PSP upon death, disability or when they reach retirement age. If a participant's employment is terminated earlier, his or her share of the Company's contributions will depend on the number of years of employment with the Company. All participating employees have the right to receive 100% of their own contributions to the PSP upon any termination of employment. Apart from the Company's and the employee's contributions, a participant may receive investment earnings related to the funds in their account under this plan.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Leinonen, Offenbacher, Olliver and Withers, all of whom are outside (non-employee) Directors, are members of the Company's Compensation Committee. No member of the Compensation Committee was, during the fiscal year ended December 31, 1999, an officer, former officer or employee of the Company. None of the Company's Executive Officers served as a member of:

         - the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee;

         - the board of directors of another entity, one of whose executive officers served on the Company's Compensation Committee; or

         - the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors.


EMPLOYEE STOCK PURCHASE PLAN

         The Company maintains an Employee Stock Purchase Plan ("ESPP" or "Plan"). The ESPP provides eligible employees with the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions. The purpose of the Plan is to provide incentive to employees of the Company to perform in a manner which enhances the value of the Company's Common Stock by providing a direct ownership stake in the Company's performance.

         The ESPP reserves 400,000 shares of the Company's Common Stock to be issued to employees eligible to participate in the Plan. Employees of the Company and its subsidiaries are eligible to participate in the Plan following 30 days of continuous service with the Company, provided that such employees work in excess of 20 hours per week and greater than five months per calendar year. The Company, at its discretion, need not include all of its operating subsidiaries in the ESPP.

         Eligible employees invest in the Plan through regular payroll deductions of up to 10% of their gross earnings, deducted net of taxes, for each semi-annual period of participation, provided that no employee may purchase greater than $25,000 worth of the Company's Common Stock in any given calendar year. Payroll deductions are credited to an account established in each participating employee's name and shares of the Company's Common Stock are automatically purchased on behalf of participating employees on the last business day of each semi-annual period of participation at the lesser of (i) 85% of the market price per share of Common Stock on an individual's entry date into the Plan (subject to certain limitations), or (ii) 85% of the market price per share on the semi-annual purchase date.

          The Company commenced operation of the ESPP on October 1, 1996. In 1999, the Company changed the semi-annual purchase dates from March 31 and September 30 to May 31 and November 30.


EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     Employment Agreements

          Since 1992, the Company has had an employment agreement with Mr. Donald Townsend, President and Chief Executive Officer. Upon the approval of the Compensation Committee, the Company reviewed and revised the agreement with Mr. Townsend effective January 1, 1998 (the "Agreement") along with ratifying similar forms of agreements with other executives. The Agreement is designed to assure that the Company will have the continued employment and dedication of Mr. Townsend as its President and Chief Executive Officer.

         Unless earlier terminated as described below, the Agreement is effective for a term of five years.

At the end of the first year of the Agreement and every year thereafter, the Agreement will be automatically renewed for a continuous five year term unless terminated by the Company for cause, or death or disability, or by Mr. Townsend for good reason. Mr. Townsend's base salary is subject to review and upward adjustment by the Compensation Committee of the Company's Board of Directors on an annual basis. In addition to such base salary, the Agreement provides that Mr. Townsend is entitled to participate in any and all additional compensation or benefit plans now in place or later adopted, such as annual bonus or option plans; incentive, savings and retirement plans; and welfare benefit plans. See "Executive Compensation - Stock Option and Benefit Plans."

          The Agreement provides that in the event Mr. Townsend is terminated for reasons other than for cause, or death or disability, or the Agreement is terminated by him for good reason, he will be entitled to receive a lump sum cash payment consisting of: (i) the annual base salary compensation which would have been payable to Mr. Townsend for the five year term of the Agreement; (ii) any declared and accrued, but unpaid, bonus or stock option grant (whether or not vested); (iii) other benefits including accrued vacation pay, and amounts under the Company's benefit and retirement plans. The Agreement provides that in the event it is terminated by Mr. Townsend's death, without further obligation the Company will transfer to Mr. Townsend's estate all accrued compensation to date, stock options and retirement and other benefits, such as life insurance proceeds, as applicable under the Company's various plans as then in effect. In the event the Agreement is terminated on account of Mr. Townsend's disability, the Company will pay to Mr. Townsend all accrued salary and bonuses and other benefits through the date of termination, and provide for the vesting and non-forfeiture of all granted stock options. In addition, the Company will continue to pay Mr. Townsend a salary amount equal to the difference between his salary then in effect under the Agreement and the proceeds received by him from disability insurance. In the event the Agreement is terminated for cause, Mr. Townsend will only be entitled to receive the salary and bonuses and those benefits accrued as of the date of termination. In addition to the foregoing, the Agreement provides that in the event that it is determined that any payment under the Agreement be subject to the payment by Mr. Townsend of the excise tax imposed by Section 4999 of the Internal Revenue Code or parallel state or local tax laws, he will be entitled to receive from the Company an additional "gross-up" payment in an amount equal to the excise tax and all related penalties, interest and other charges.

          The Agreement prohibits Mr. Townsend from competing with the Company during his employment and for a period of thirty (30) months following his termination of employment with the Company. The Agreement also provides for continuing duties on Mr. Townsend's part regarding the non-disclosure and confidentiality of the Company's proprietary information.

          In addition to the Townsend Agreement, the Company entered into employment agreements with Messrs. Forst and Saunders on January 1, 1998, and with Mr. Dodd on March 2, 1999. Such agreements have differing salary levels, but are otherwise on the identical terms as described above for the Townsend Agreement. The Forst, Saunders and Dodd agreements are for a term of three years, and are similarly renewable for a continuous three year term.

     Change of Control Agreements

          In addition to employment agreements, commencing in 1996, the Company has also entered into change of control agreements with Messrs. Townsend, Forst, Saunders and Dodd. The objectives of the agreements are to attract and retain qualified executives, encourage key management personnel to devote full attention to the Company's business in the event a third party expresses an intention to acquire or merge with the Company, and to provide compensation in the event of termination of employment of such an individual upon a change of control of the Company. The agreements could also represent an anti-takeover mechanism in circumstances involving a hostile takeover offer that the Company believes is not in the best interests of shareholders. The agreements are effective for the duration of the employee's employment and terminate only upon the employee's termination of employment with the Company. "Change of control" means the occurrence of any of the following events: (i) when any person acquires, directly or indirectly, beneficial ownership of more than 20% of the Company's Common Stock; (ii) a change in the membership of a majority of the Board of Directors in one or more contested elections; (iii) a merger or consolidation where voting power of the Company's securities changes or the Company is not the surviving corporation; or, (iv) the sale, transfer, or other disposition in one or more transactions, of all or substantially all of the assets of the Company. In the event of such a change of control, covered employees who are terminated by the acquiring person within one year, or voluntarily resign within 180 days, after the effective date of the change of control, will receive compensation and benefits including: (x) a lump sum payment equal to a multiple of their then current annual base salary, plus the equivalent dollar value of all benefits, such multiple being 5 for Mr. Townsend and 4 for Messrs. Forst, Saunders and Dodd; (y) immediate vesting of all stock options regardless of whether such options are "in-the-money," which, at the employee's election, will be exercised and paid for or issued by the Company or the acquiring person on the employee's behalf resulting in issuance to the employee of all optioned shares on a fully paid basis or a cash payment for the value of the shares; and (z) tax assistance and gross-up payments to supply the funds necessary for the employee to pay all income and excise taxes resulting from these compensation, benefits, and stock option transactions. See "Executive Compensation - Stock Option Plans."

          As of December 31, 1999 (based on fair market value of the Company's common stock of $5.50 per share), if triggered, the aggregate value of all Executive Officers' change of control payments would be in excess of $25 million. The cost to the Company, acquiring person or surviving entity for payment would increase commensurately the greater the fair market value of the common stock. Change of control arrangements by their nature represent an additional cost in a transaction and thus, under certain circumstances, may represent an impediment to unfriendly take-overs, and potentially other acquisitions. Conversely, these arrangements are customarily viewed as a cost of a successful transaction because it is necessary and important to maintain executive management in place for due diligence, contract negotiation, deal management and transition of operations.

          In December 1999, in connection with a financial investment made by Levine Leichtman Capital Partners II, L.P. ("LLCP") and certain financial accommodations made available to the Company by The CIT Group/Business Credit, Inc. ("CIT"), the Company and each of Messrs. Townsend, Forst, Saunders, and Dodd entered into supplements to the change of control agreements described above. Such supplements may not be amended or terminated as long as any of the Company's obligations remain outstanding to LLCP and CIT. The supplements made the following changes to the change of control agreements: (i) the definition of change of control was amended to specifically exclude any sale, transfer or other disposition by Mr. Desjardins; (ii) in the event of a change of control, none of the employees will be entitled to the salary multiple compensation until LLCP and CIT have been fully paid in cash with respect to all obligations of the Company, or LLCP and CIT choose to remain investors in the Company; and (iii) the Company will not be entitled to make any compensation payments under the change of control agreements to any employee without the prior written consent of LLCP and CIT but the employees will be entitled to the stock component of the change of control agreements.

     Death Benefit Plan Agreements

          The Company has also entered into death benefit plan agreements with Messrs. Townsend, Saunders, Forst and Dodd. Under these agreements, the Company has made an unfunded and unsecured promise to pay to the respective employee's beneficiary ten (10) years worth of such employee's base annual salary in quarterly installments. The Company has taken out life insurance policies on the lives of executives with whom it has entered these agreements, with benefits in excess of the liabilities thereunder. Under the death benefit plan agreements, benefits are payable only from general corporate assets, and neither the employee nor his estate has any right to the proceeds of such policies or any other assets of the Company.


STOCK PERFORMANCE GRAPH

          The graph on the following page shows the Company's total return to Stockholders compared to three indices over the period of five years from December 31, 1994 through December 31, 1999, the last day of the most recent fiscal year.

          Due to the diversified industries the Company participates in, it is difficult to find a line of business index or peer group index of comparable companies. Accordingly, indices were selected to represent: (i) the technology sector; and (ii) companies with similar market capitalization to the Company.

          The cumulative total return shown on the Stock Performance Graph indicates historical results only, and is not necessarily indicative of future results. The Performance Graph shall not be deemed incorporated by reference by any general statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                             STOCK PERFORMANCE GRAPH
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                        SIMULA, INC., RUSSELL 3000 INDEX,
             NASDAQ COMPOSITE INDEX AND THE S&P 600 SMALL CAP INDEX

                                [GRAPHIC OMITTED]

* Assumes $100 invested in Simula, Inc., Russell 3000 Index, Nasdaq Composite Index and S&P 600 Small Cap Index on December 31, 1994.

                            VALUE OF $100 INVESTMENT


                                                 1994          1995          1996          1997          1998         1999
         Simula, Inc.                           100.00        187.50        135.00         153.13        72.50        54.38
         Russell 3000 Index                     100.00        133.58        159.22         206.14       252.15       301.13
         Nasdaq Composite Index                 100.00        139.92        171.69         208.83       291.60       541.16
         S&P 600 Small Cap Index                100.00        128.60        154.49         192.38       188.34       210.04

                                  OTHER MATTERS

         The Company's Board of Directors is not aware of any matters to be presented at the meeting other than those described above. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy on such matters in accordance with their judgment.

APPOINTMENT OF INDEPENDENT AUDITORS

         Deloitte & Touche was the Company's independent auditor for the fiscal year ended December 31, 1999. We have been advised that a representative of Deloitte & Touche will be present at the meeting, will be available to respond to appropriate questions and will be given an opportunity to make a statement if he or she desires.

STOCKHOLDER PROPOSALS

         The 2001 Annual Meeting of Stockholders is tentatively scheduled to be held on June 21, 2001. Any Stockholder desiring to have a proposal included in the Company's Proxy Statement for its 2001 Annual Meeting must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to the Company's principal executive offices not later than January 8, 2001. Stockholders who intend to present proposals at an annual meeting other than pursuant to Rule 14a-8 must comply with the notice provisions required by state laws. These notice provisions require that, for a proposal to be properly brought before the 2001 Annual Meeting of Stockholders, proper notice of the proposal must be received by the Company no later than March 24, 2001. Stockholder proposals should be addressed to the Company's Secretary at the Company's corporate offices. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2001 Annual Meeting of Stockholders any proposal that may be omitted from its proxy materials pursuant to the applicable regulations of the SEC in effect at the time such proposal is received.

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

         The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the company, (2) the compliance by the company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

         The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange and shall be appointed by the Board.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the committee. The Audit Committee may request any officer or employee of the Company or Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board.

     The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has take to monitor and control such exposures.

6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

8.   Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to insure the independence of the auditor.

10. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

11. Review the appointment and replacement of the senior internal auditing executive.

12.  Review with the senior auditing executive:

     a.       The internal audit department responsibilities;

     b.       The annual internal audit plan and any changes in the annual plan;
              and

     c.       The internal audit department budget and staffing.

13. Review the significant reports to management prepared by the internal auditing department and management's responses.

14. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

15. Obtain from the independent auditor assurance that Section 10A of the private Securities Litigation Reform Act of 1995 has not been implicated.

16. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

17. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

18. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

     a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information; and

     b.       Any changes required in the planned scope of the external audit.

19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations with the Company's Code of Conduct.

20. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations of the Company's Code of Conduct.

                                     PROXY

                                  SIMULA, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS
      FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 22, 2000

     The undersigned hereby appoints Donald W. Townsend and Bradley P. Forst, and each of them, with full power of substitution, as proxies, to represent the undersigned at the 2000 Annual Meeting of Shareholders of Simula, Inc. (the "Company") to be held on Thursday, June 22, 2000 at 9:00 a.m., Mountain Standard Time, and at any adjournment thereof, and to vote all shares of the Company's Common Stock standing in the name of the undersigned on the matters set forth on the reverse side of this card and upon any other matters that may properly come before the meeting or any adjournment thereof as follows:

                     PLEASE DATE, SIGN AND RETURN PROMPTLY           -----------
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.          SEE REVERSE
                                                                         SIDE
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)       -----------

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                                  SIMULA, INC.

                                 JUNE 22, 2000

   [ARROW DOWN] Please Detach and Mail in the Envelope Provided [ARROW DOWN]

A  [X] Please mark your votes as in this example.

1. Election of three directors-
   [ ] FOR ALL (except vote withheld from the nominees listed at right)
   [ ] WITHHOLD ALL
   FOR ALL except vote withheld from the following nominees:

   ---------------------------------------------------------------------------
   Cumulative Votes For one or more nominees as follows:
   ___ John M. Leinonen     ___ Robert D. Olliver     ___ James A. Saunders

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SPECIFICATIONS APPEARING ABOVE. THE SHARES WILL BE VOTED "FOR" ANY PROPOSAL FOR WHICH NO CONTRARY SPECIFICATION IS MADE.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD PROMPTLY AND RETURN IT USING THE ENCLOSED ENVELOPE.

SIGNATURE(S)                                           DATE:              , 2000
            ------------------------------------------      --------------

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ON THE STOCK CERTIFICATES. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE AS SUCH. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.